UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2004

REMY INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-13683	35-1909253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2902 Enterprise Drive Anderson, Indiana		46013

(Address of principal executive offices)		(Zip Code)

(765) 778-6499

(Registrant’s Telephone Number, Including Area Code)

DELCO REMY INTERNATIONAL, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On September 1, 2004, Remy International, Inc. (the “Company”) completed the previously announced sale of its transmission remanufacturing business to Caterpillar Inc. (NYSE: CAT) (“Caterpillar”). Caterpillar paid $105 million in cash for two of the Company’s wholly-owned subsidiaries, Williams Technologies, Inc. and JAX Reman, L.L.C.

The Company also completed plans for the disposition of its automatic transmission remanufacturing business, AutoMatic Transmission International A/S, based in Soborg, Denmark.

Item 9.01. Financial Statements and Exhibits

(b)	Pro Forma Financial Information.

The required pro forma condensed consolidated statements of operations for the six months ended June 30, 2004 and the years ended December 31, 2003, December 31, 2002 and December 31, 2001 and the pro forma condensed consolidated balance sheet at June 30, 2004 are furnished in Exhibit 99.1 to this Form 8-K.

(c)	Exhibits.

99.1	Pro forma condensed consolidated statements of operations for the six months ended June 30, 2004 and the years ended December 31, 2003, December 31, 2002 and December 31, 2001 and the pro forma condensed consolidated balance sheet at June 30, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2004	REMY INTERNATIONAL, INC.

	By:	/S/ Rajesh K. Shah
	Name:	Rajesh K. Shah
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
99.1	Pro forma condensed consolidated statements of operations for the six months ended June 30, 2004 and the years ended December 31, 2003, December 31, 2002 and December 31, 2001 and the pro forma condensed consolidated balance sheet at June 30, 2004.